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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)      March 9, 1995



                              YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware                 0-12255                   48-0948788
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(State or other jurisdiction      (Commission             (IRS Employer
    of incorporation)             File Number)          Identification No.)




10777 Barkley, P. O. Box 7563,       Overland Park, Kansas      66207
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(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code         (913) 967-4300




                                 No Changes.
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

        On March 9, 1995, Yellow Corporation (the company) announced that based on business activity in January and February, it expects to report near break-even results for the first quarter ended March 31, 1995. Comparatively, the company had a net loss for the first quarter of 1994 of $6.4 million, or $.23 per share.

        Yellow Freight System, the company's largest subsidiary, is expected to report an improvement in profitability over the prior year's quarter due to the benefits of improved weather. However, this gain will be partially offset by some softening in seasonally adjusted business levels relative to fourth quarter trends. Yellow Freight also incurred additional costs in the current quarter related to achieving new highs in on-time service performance.

        Preston Trucking Company expects to show significant improvement year-to-year with break-even operating results for the current quarter compared to an operating loss of $5.8 million in 1994's first quarter. Improved weather and benefits from its SuperRegion offering contributed to Preston Trucking's recovery.

        Final first quarter results will be available on April 19, 1995.





                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        YELLOW CORPORATION
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                                          (Registrant)



Date:     March 14, 1995                /s/ Phillip A. Spangler
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                                        Phillip A. Spangler
                                        Vice President and Treasurer